                                                                  Exhibit 10.37

AGREEMENT BETWEEN RX TECHNOLOGY EUROPE LIMITED.
AND RX TECHNOLOGY INC.

DATE: 25TH JANUARY 2000

WRITTEN BY: CHRIS MARVELL (RX TECHNOLOGY EUROPE LIMITED.)

HISTORY

There has been a business relationship between Rex Gay and Chris Marvell since 1984. The role of Chris Marvell, with the company Marvell Consultants Ltd. and later RX Technology Europe Limited has always been that of inventor, designer, developer and supplier of electronic equipment and software to Rex Gay of RX Technology Inc.

AGREEMENT

    1. RX Technology Europe Limited is the inventor of and owns the intellectual property in the Hardware and Software developed by it for use in digital photography applications and supplied by it, sometimes through intermediate subcontract manufacturers, to RX Technology Inc.

    2. For the purposes of marketing this equipment, RX Technology Europe Limited agrees that RX Technology Inc. shall have the sole right to use and market this equipment within the American Continent (USA, Canada, Mexico, Central America, South America and the West Indies).

    3. RX Technology Europe Limited agrees to the supply of RX Technology Inc. with this equipment and software when RX Technology Inc. requests this.

    4. RX Technology Europe Limited will make a charge of the parts and manufacturing costs plus an additional amount between 20% and 80% of the parts and manufacturing costs to cover testing, shipping to RX Technology Inc. and a basic 1 year warranty on this equipment.

    5. RX Technology Europe Limited will develop software to enable the operation of the equipment. This software will be supplied without charge on an as-is basis as it becomes available.

    6. RX Technology Europe Limited will investigate new developments in the field of digital photography and design custom hardware and software to exploit these new developments. RX Technology Inc. will then be kept fully informed of these developments and offered them.

    7. RX Technology Inc. agree that they will utilize no equipment or software from suppliers other than RX Technology Europe Limited as long as RX Technology Europe Limited is able to supply suitable equipment and software for the intended uses.

    8. RX Technology Inc. agree that, unless authorized by RX Technology Europe Limited, they will not sell, give or otherwise supply any RX Technology Europe Limited equipment or software to a person or organization which is then or could reasonably be expected to become a competitor.

    9. Both RX Technology Europe Limited and RX Technology Inc. agree not to disclose, without authorization by the other, to any person or organization, information concerning the equipment, software, interests or customers of the other company which has been disclosed in confidence and is not of common knowledge.

CONDITIONS

    1. RX Technology Europe Limited reserves the right to end this agreement if the charges made in (4) above are not paid by RX Technology Inc. in a reasonable time, agreed at the time each order is placed by RX Technology Inc.

    2. RX Technology Europe Limited reserves the right to end the agreement if RX Technology Inc. should cease trading, become insolvent or no longer be under the control of Rex Gay. Under any of these conditions, the agreement would lapse and need to be renegotiated.

    3. RX Technology Europe Limited reserves the right to end the agreement if RX Technology Europe Limited should cease trading, become insolvent or no longer be under the control of Chris Marvell. Under any of these conditions, the agreement would lapse and need to be renegotiated.

    4. RX Technology Europe Limited accept no responsibility for the malfunction of equipment and/or software supplied nor for any loss or damage caused by any such malfunction.

    5. This agreement is valid for a period of 1 year from the date of this document and will be renewed annually subject to the status of RX Technology Inc. and RX Technology Europe Limited meeting conditions
         (2) and (3).

    6.   The agreement is made under the jurisdiction of British Law.

APPENDIX: LIST OF ITEMS SUPPLIED BY RX TECHNOLOGY EUROPE

CUSTOM ELECTRONIC HARDWARE

1.  Ultra-high-speed photographic flash (Superflash)
2.  Camera triggering and control unit (TCU/TCUCAM/VTCU)
3.  PC based multi-monitor display system (VBUFM)
4.  PC based specialized frame grabbers (BFG/CFG)
5.  PC based video print server (VBUFC)
6.  Video Line equalizer and sync corrector (VRX/DVRX)
7.  PC based specialized network communications unit (485)
8.  Specialized EPOS Unit (POS)
9.  Specialized multiple video printer controller (MUX)
10. Multiple Camera timing and selection unit (VMUX)

CUSTOM SOFTWARE

1.  DOS Photosystem Control/EPOS/Accounting software RXTB286
2.  DOS Photosystem Control/EPOS/Accounting software RXT98
3.  Windows Remote Camera Control Software CAMCTRL
4.  Windows Complete Photosystem Software RXT99
5.  Windows Photosystem Software RXT2000
6. Engineering diagnostic and support software (NETSTAR, TCUTALK, VMUXTALK, CSUITE)

These items in various combinations are needed as parts of a complete RX Technology Photosystem. The items work with or within standard equipment from other manufacturers. While these standard items may be obtained from many sources, the items listed above are specific designs by RX Technology Europe. The RX Technology Europe designed hardware items are currently manufactured in England.

For and on Behalf of RX Technology Europe Limited,




For and on Behalf of RX Technology Inc.